UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2020

F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-31940				25-1255406
(Commission File Number)				(IRS Employer Identification No.)

One North Shore Center,	12 Federal Street,	Pittsburgh,	PA	15212
(Address of Principal Executive Offices)				(Zip Code)

(800) 555-5455

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	FNB	New York Stock Exchange

Depositary Shares each representing 1/40th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E	FNBPrE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 29, 2020, we announced the upcoming retirement of Robert M. Moorehead, Chief Wholesale Banking Officer of our banking subsidiary, First National Bank of Pennsylvania, effective on January 1, 2021. As part of our succession plan for executive officers, we also announced the appointment of Bryant Mitchell as Chief Wholesale Banking Officer to succeed Mr. Moorehead. We hired Mr. Mitchell in 2018 as Executive Vice President of Capital Markets and Specialty Finance. Prior to joining F.N.B. Corporation, Mr. Mitchell held several significant leadership positions during his 35 years with The PNC Financial Services Group, Inc.

A copy of the press release announcing the upcoming retirement of Mr. Moorehead and the appointment of Mr. Mitchell is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

Exhibit Number	Description

99.1	Press release announcing Mr. Moorehead retirement and promotion of Mr. Mitchell.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer

Dated: October 29, 2020